Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (file No. 333-289069) of U-BX Technology Ltd. (the “Company”) of our report dated October 24, 2025, relating to the consolidated financial statements for the two years ended June 30, 2025 and 2024 , included in the Company’s Annual Report on Form 20-F for the year ended June 30, 2025.

/s/ HTL International, LLC
Houston, Texas
October 24, 2025